Exhibit 99.1

NEWS RELEASE

ICF International Reports Fourth Quarter and

Year End 2008 Results

Fourth Quarter Core Business Revenues Increased 42.9 Percent

Year-over-Year Organic Growth Rate Was 16.0 Percent in the Fourth Quarter, 20.4 Percent

for the Year

Core Business Backlog Increased 56 Percent Year over Year

FOR IMMEDIATE RELEASE

Contacts:

Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen/Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, VA (March 11, 2009)—ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported core business1 revenue and earnings growth for the fourth quarter and year ended December 31, 2008.

Fourth Quarter Results and Highlights

For the fourth quarter, core business revenue was $110.9 million, up 42.9 percent from the $77.6 million reported in last year’s fourth quarter. Total revenue was $161.9 million and included revenue of $51.1 million from the Road Home contract, which will be completed in June 2009. In the previous year’s fourth quarter, total revenue was $186.4 million and included $108.8 million in Road Home contract revenue.

“Core business revenue growth was broad-based, driven by double-digit increases across most of our key markets, and was led by energy; climate change; environment; and health, human services, and social programs. Organic growth for the quarter was 16.0 percent, exclusive of the Simat, Helliesen & Eichner, Inc. (SH&E) and Jones & Stokes acquisitions, reflecting strong demand for ICF’s domain expertise. Advisory and implementation work for government clients accounted for approximately 75 percent of 2008 fourth quarter core business revenues, with the remaining 25 percent derived from commercial work,” said Sudhakar Kesavan, ICF Chairman and CEO.

Fourth quarter 2008 EBITDA2 was $15.1 million, or 9.3 percent of revenue. Net income was $6.1 million or $0.40 per diluted share and included non-cash stock compensation expense of $1.6 million. The weighted average number of shares outstanding for the fourth quarter of 2008 was approximately 15.5 million compared to approximately 15.1 million for the fourth quarter of 2007.

[1]	Core business represents all ICF International, Inc. revenue excluding revenue from The Road Home Program.
[2]	EBITDA is a non-GAAP measurement, which adds depreciation and amortization to operating income to derive EBITDA.

For the 2007 fourth quarter, the company reported net income of $9.6 million, or $0.64 per diluted share, which included non-cash stock compensation of $1.5 million. EBITDA for the same period last year was $19.5 million, or 10.5 percent of revenue. The company’s fourth quarter 2007 results only included 28 days of operating results from SH&E, which ICF acquired on December 3, 2007.

“Our pace of new business wins continued to be strong in what is normally a seasonally slower quarter, and we had significant contract wins in each of our core markets,” said Mr. Kesavan.

Backlog and New Business Awards

Backlog, excluding The Road Home contract, was $757.0 million at the end of 2008, an increase of 56 percent from fourth quarter 2007 backlog of $485.8 million and 3 percent above third quarter 2008 levels. The company’s total backlog was $817.3 million at year-end 2008, of which 52 percent was funded.

The total value of contracts awarded in the fourth quarter of 2008 was $140.6 million.

Key contracts won in the fourth quarter included:

•

Education and Youth: ICF won multiple contracts from the U.S. Department of Health and Human Services including two new, three-year contracts with the Administration for Children and Families (ACF) Office of Planning, Research, and Evaluation (OPRE). These contracts have a combined value of $3.9 million. ICF will support OPRE’s research efforts and will plan and manage its Head Start Research Conference. ICF was also awarded a new five-year $6.6 million contract with the ACF Children’s Bureau to develop its National Youth in Transition Database. With the ACF’s Office of Head Start, ICF received new five-year awards with a combined value of $40 million to provide state-based training and technical assistance services.

•

Homeland Security: ICF will support the U.S. Department of Homeland Security (DHS) National Exercise Division in a high-priority, national terrorism prevention exercise. The two-year task order is valued at $1.5 million. ICF was also awarded a recompete contract valued at $9.5 million with the DHS Fraud Detection and National Security Branch. ICF will provide project management office services and staff to support the agency’s mission of enhancing the integrity of the legal immigration system.

•

Transportation: ICF will support the U.S. Department of Transportation, Federal Motor Carrier Safety Administration’s mission by assisting the agency in fulfilling its regulatory and policy development mandates to promote safe commercial motor vehicle operation through education, regulation, enforcement, and innovative research and technology to reduce truck and bus crashes. The recompete, five-year contract is valued at $10 million.

•

Health IT and Communications: ICF’s subsidiary, Z-Tech, was awarded a new contract with the U.S. Department of Health and Human Services to provide regionally based technical assistance and training for preventing the spread of HIV/AIDS and other sexually transmitted diseases. The three-year contract is valued at $4 million.

•

Sustainable Economic Growth for Developing Countries: ICF was awarded a fourth task order with a ceiling of $3.3 million with the Millennium Challenge Corporation for its Tanzania program. Under the three-year contract, ICF will provide project development, management, environmental, engineering, and consulting services.

•

Green Business: ICF won two new federal grants to promote green and efficient buildings in China. The grants, which were awarded by the U.S. Agency for International Development Regional Development Mission for Asia and the U.S. Department of State, respectively, have a combined value of US$3.0 million.

Full Year 2008 Results

For the year, core business revenue was $432.6 million, up 61.6 percent from the $267.7 million for 2007. Total revenue was $697.4 million and included $264.8 million in revenue from the Road Home contract. In 2007, total revenue was $727.1 million and included $459.4 million in Road Home contract revenue. Full year 2008 organic growth, exclusive of acquisitions, was 20.4 percent compared to 10.5 percent for the full year 2007.

EBITDA was $67.1 million, or 9.6 percent of revenue. Net income was $28.7 million, or $1.88 per diluted share, compared to $40.6 million, or $2.72 per diluted share for 2007. The weighted average number of shares outstanding in 2008 was approximately 15.3 million compared to approximately 14.9 million in 2007.

Summary and Outlook

“ICF completed 2008 with record core business revenue growth of 61.6 percent and an average new contract win rate of 48 percent,” Mr. Kesavan said. “Core business backlog of $757.0 million provides us with important visibility supported by the fact that no core business contract accounts for more than 2 percent of the total.”

For the first quarter of fiscal 2009, the Company expects total revenues to range from $155 million to $160 million, of which core business revenues should account for approximately 70 percent. EBITDA margin is anticipated to be between 9 and 9.5 percent, reflecting a higher mix of government business compared to commercial business. Earnings per diluted share are expected to range from $0.34 to $0.38, based on approximately 15.5 million weighted average shares outstanding and a tax rate of 43.0 percent

Based on current trends and its existing portfolio of business, the Company reaffirms its guidance for 2009, which calls for total revenues of $530 million to $560 million, of which core business revenues are expected to be at least $500 million, representing an organic growth rate of over 15 percent compared to 2008 levels. EBITDA margin is expected to remain in the 9 to 10 percent range for full year 2009.

“ICF’s recognized leadership in our key markets, including energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense, provides growth opportunities related to the new administration’s priorities and the economic stimulus program. We will continue to pursue those opportunities as the timing and program details become clearer,” Mr. Kesavan noted.

About ICF International

ICF International (NASDAQ: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. Approximately 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy and air transportation sectors of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.

ICF International, Inc.

Consolidated Statements of Earnings

(in thousands, except per share amounts)

	Three months ended		CYE
	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited
Gross Revenue	$161,934	$186,423	$697,426	$727,120

Direct Costs	104,864	133,893	460,002	532,153
Indirect and selling expenses	42,016	33,021	170,360	118,128
Depreciation and amortization	1,516	705	5,407	2,432
Amortization of intangible assets	2,241	1,391	8,683	3,884

Earnings from Operations	11,297	17,413	52,974	70,523

Other (Expense) Income
Interest expense	(1,051)	(552)	(4,082)	(1,944)
Other income	566	29	581	519

Total Other Expense	(485)	(523)	(3,501)	(1,425)

Income before income taxes	10,812	16,890	49,473	69,098

Income Tax Expense	4,670	7,270	20,750	28,542

Net Income	6,142	9,620	28,723	40,556

Earnings per Share–Basic	$0.41	$0.67	$1.96	$2.87
Earnings per Share–Diluted	$0.40	$0.64	$1.88	$2.72

Weighted-avg Shares O/S–Basic	14,891	14,423	14,641	14,152
Weighted-avg Shares O/S–Diluted	15,452	15,139	15,270	14,896

ICF International, Inc.

Consolidated Statements of Earnings

As a percentage of Revenues, except the tax provision

	Three months ended		CYE
	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited
Gross Revenue	100.0%	100.0%	100.0%	100.0%

Direct Costs	64.8%	71.8%	66.0%	73.2%
Indirect and selling expenses	25.9%	17.7%	24.4%	16.2%
Depreciation and amortization	0.9%	0.4%	0.8%	0.3%
Amortization of intangible assets	1.4%	0.7%	1.2%	0.5%

Earnings from Operations	7.0%	9.4%	7.6%	9.8%

Other (Expense) Income
Interest expense	-0.6%	-0.3%	-0.6%	-0.3%
Other	0.3%	0.0%	0.1%	0.1%

Total Other Expense	-0.3%	-0.3%	-0.5%	-0.2%

Income before income taxes	6.7%	9.1%	7.1%	9.6%

Income Tax Expense	43.2%	43.0%	41.9%	41.3%

Net Income	3.8%	5.2%	4.1%	5.7%

ICF International, Inc., and Subsidiaries

Consolidated Balance Sheets

December 31,	2008	2007
(in thousands of dollars)	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$1,536	$2,733
Contract receivables, net	150,778	190,159
Prepaid expenses and other	4,507	3,955
Income tax receivable	3,530	1,933
Restricted Cash	2,180	—
Deferred income taxes	4,186	3,902

Total Current Assets	166,717	202,682
Total property and equipment, net	13,373	7,541
Goodwill	198,724	159,491
Other intangible assets, net	16,844	17,710
Restricted cash	2,078	3,668
Other assets	3,281	1,933

Total Assets	$401,017	$393,025

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$27,740	$74,260
Accrued salaries and benefits	27,405	27,801
Accrued expenses	35,295	47,084
Deferred revenue	12,352	16,067

Total Current Liabilities	102,792	165,212
Long-term debt	80,000	47,079
Deferred rent	2,361	1,773
Deferred income taxes	10,849	9,109
Other	2,098	5,061

Total Liabilities	198,100	228,234
Commitments and Contingencies	—	—
Stockholders’ Equity
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized, 15,188,320 and 14,593,723 shares issued; and 15,106,522 and 14,531,521 shares outstanding	15	15
Additional paid-in capital	120,550	109,795
Retained earnings	84,110	55,387
Treasury stock	(1,474)	(746)
Stockholder notes receivable	(12)	(21)
Accumulated other comprehensive income	(272)	361

Total Stockholders’ Equity	202,917	164,791
Total Liabilities and Stockholders’ Equity	$401,017	$393,025

ICF International, Inc., and Subsidiaries

Consolidated Statements of Cash Flows

Year ended December 31,	2008	2007
(in thousands of dollars)	(Unaudited)
Cash Flows from Operating Activities
Net income	$28,723	$40,556
Adjustments to reconcile net income to net cash provided by operating activities:
Accrued interest on stockholder notes	—	(21)
Bad debt expense	422	2,376
Deferred income taxes	(2,931)	(1,815)
Loss on disposal of fixed assets	127	68
Abandonment of leased space	—	—
Non-cash equity compensation	6,473	3,680
Depreciation and amortization	14,090	6,316
Changes in operating assets and liabilities:
Contract receivables, net	57,022	(62,695)
Prepaid expenses and other	598	(860)
Accounts payable	(50,654)	53,255
Accrued salaries and benefits	(4,219)	2,771
Accrued expenses	(12,608)	9,850
Deferred revenue	(3,834)	(2,512)
Income tax receivable/payable	(2,354)	(4,348)
Deferred rent	567	(7)
Other liabilities	(3,373)	(1,151)

Net Cash Provided by Operating Activities	28,049	45,463

Cash Flows from Investing Activities
Capital expenditures	(9,929)	(3,662)
Payments for business acquisitions, net of cash received	(51,422)	(96,392)
Payments for trademark applications	—	(14)
Capitalized software development costs	(341)	(130)

Net Cash Used in Investing Activities	(61,692)	(100,198)

Cash Flows from Financing Activities
Advances from working capital facilities	270,949	334,608
Payments on working capital facilities	(238,028)	(287,529)
Restricted cash related to Caliber acquisition	1,325	2,147
Restricted cash	(3,415)	(2,112)
Debt issue costs	(1,315)	(142)
Proceeds from initial public offering	—	12
Exercise of options	2,127	3,925
Tax benefits of stock option exercises	3,271	3,034
Issuances of stock	485	246
Purchases of stock for treasury	(2,329)	(414)
Payments received on stockholder notes	9	562

Net Cash Provided by (Used In) Financing Activities	33,079	54,337
Effect of Exchange Rate on Cash	(633)	134
Decrease in Cash	(1,197)	(264)
Cash, beginning of year	2,733	2,997
Cash, end of year	$1,536	$2,733

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$4,505	$1,476

Income taxes	$24,445	$31,839